UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2015

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 14, 2015 American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) will be presenting at the 2015 Deutsche Bank Global Auto Industry Conference in Detroit, Michigan.

AAM's 2014 Outlook:

•	AAM expects full year sales in 2014 to increase by 15% to approximately $3.7 billion as compared to $3.2 billion for the full year 2013.

•
AAM incurred a non-cash charge of approximately $35 million related to a voluntary one-time lump sum cash payment to certain eligible terminated vested participants in our U.S. pension plans in the fourth quarter of 2014 (“the 2014 Pension Buyout Offer”). AAM terminated more than $100 million of U.S. pension benefit obligations pursuant to this program.

•	AAM expects adjusted earnings before interest expense, income taxes and depreciation and amortization (Adjusted EBITDA) for the full year 2014 to approximate 14% of sales.

◦
We define EBITDA to be earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of a charge related to the 2014 Pension Buyout Offer. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

•	AAM expects full year capital spending to be approximately 5.5% of sales in 2014.

• AAM expects free cash flow to be in the range of $120 million to $125 million for the full year 2014.

◦
We define free cash flow as net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and the sale-leaseback of equipment. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from our business.

AAM's 2015 Outlook:

•
AAM is targeting full year sales of approximately $4 billion to $4.1 billion in 2015. This sales projection is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales ("SAAR") is in the range of 16.5 million to 17.0 million light vehicle units for the full year 2015.

•	AAM is targeting EBITDA in the range of $550 million to $575 million in 2015 (13.75% to 14.00% of sales).

•	AAM is targeting free cash flow in the range of $175 million to $200 million in 2015.

•	AAM is targeting full year capital spending of approximately 5% of sales in 2015.

AAM's 2015 - 2017 New Business Backlog:

•	AAM’s backlog of new and incremental business launching from 2015 through 2017 is estimated at $825 million in future annual sales.

•
AAM’s new and incremental business backlog includes product programs that feature new and innovative product technologies including: AAM’s industry first EcoTrac® Disconnecting Driveline System; AAM’s high efficiency technologies; e-AAM™ hybrid and electric driveline systems; and AAM’s SYLENT technology designed to reduce an aluminum driveshaft’s tendency to amplify noise and vibration.

•
Approximately 70% of AAM’s new and incremental business backlog for 2015 - 2017 is for customers other than GM. This includes new and expanded orders supporting multiple global premium vehicle manufacturers including Fiat Chrysler Automotive, Jaguar Land Rover, Nissan, Ford, Mercedes Benz, Daimler Truck, Honda, Isuzu and others.

•
Approximately 75% of AAM’s new and incremental business backlog for 2015 - 2017 is for passenger car and crossover vehicle programs, including four applications featuring AAM’s EcoTrac® Disconnecting Driveline System.

•
Over 80% of AAM’s new and incremental business backlog for 2015 to 2017 is for programs sourced outside of the United States, with over 50% for end use markets outside of the United States. These awards support AAM’s continued expansion in the markets of Brazil, China, Europe and Thailand.

AAM's key financial targets for 2015 - 2017:

•
AAM is targeting annual sales to grow at a compounded annual growth rate in excess of 5% during the period from 2015 - 2017. This sales projection is based on the anticipated launch schedule of programs in AAM's new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales ("SAAR") averages approximately 17.0 million light vehicle units during the period from 2015 to 2017.

•	AAM is targeting EBITDA margin in the range of 13% to 14% during the period from 2015 - 2017.

•	AAM’s target for the difference between EBITDA and capital spending during the period from 2015 to 2017 is in the range of 8% to 9% of sales.

•	AAM is targeting free cash flow in the range of 4% to 5% of sales during the period from 2015 - 2017.

•	AAM expects non-GM sales to range from 40% - 45% of total sales during the period from 2015 to 2017.

Cautionary Statements
In this current report on Form 8-K, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC, formerly known as Chrysler Group LLC (Chrysler) or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and Chrysler); our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully implement upgrades to our enterprise resource planning systems; global economic conditions; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences; price volatility in, or reduced availability of, fuel; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability to consummate and integrate acquisitions and joint ventures; our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	January 14, 2015	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in the capacity of Chief Accounting Officer)